CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value	1,500,000 (1)	$46.63 (2)	$69,945,000	$8,708.15 (3)

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, the Registration Statement of which this Prospectus Supplement is a part shall be deemed to cover any additional shares of Common Stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated in accordance with Rule 457(c) solely for the purpose of computing the registration fee based upon $46.63, the average of the high and low prices per share of Common Stock reported the NASDAQ Stock Market on May 18, 2018.

(3)

The total registration fee payable upon filing of this Prospectus Supplement shall be equal to $2,651.61, which is the registration fee reduced by $6,056.54, in accordance with Rule 457(p) to reflect the unutilized portion of the filing fee paid by the registrant pursuant to Registration Statement No. 333-202805 initially filed on March 16, 2015, as amended March 31, 2015.

Filed Pursuant to Rule 424(b)(2) Registration No. 333-224849

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED MAY 10, 2018

BRYN MAWR BANK CORPORATION

THIRD AMENDED AND RESTATED

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

1,500,000 Shares

Common Stock, Par Value $1.00 Per Share

This prospectus relates to shares of common stock that we may offer and sell from time to time according to the terms of the Bryn Mawr Bank Corporation Third Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan is effective May 25, 2018. Participants should retain this prospectus for future reference.

The Plan provides participants with a convenient and economical means of purchasing shares of our common stock by reinvesting the cash dividends paid on our common stock and by making additional optional cash purchases. In addition, new investors may make their initial investment in our common stock under the Plan. The minimum dollar amount is $500 for an initial purchase and $50 for a subsequent optional cash purchase. The maximum limit for both initial purchases and optional cash purchases is $10,000 per transaction not to exceed $120,000 per calendar year, unless we grant a waiver of this amount. This prospectus describes and constitutes the Plan.

Shares of common stock will be (i) purchased on the open market or (ii) purchased directly from us from authorized but unissued shares or from treasury shares.

We have appointed Computershare Trust Company, N.A. (the “Plan Administrator”) to serve as the administrator of the Plan, with certain administrative support provided by its designated affiliates.

You may enroll in the Plan through the Plan Administrator’s website www.computershare.com/investor, or you may also enroll in the Plan by completing an enrollment form and returning it to the Plan Administrator at: Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000.

Investing in our common stock involves certain risks. Please refer to “Risk Factors” beginning on page S-4 of this prospectus supplement.

Our common stock is listed on the NASDAQ Stock Market under the symbol “BMTC.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares offered are our equity securities and are not savings accounts, deposits, or other obligations of any bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other governmental agency.

We have not authorized anyone to provide you with information that is different from what is contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus. The Plan is not available to any person to whom we may not legally offer it. You should not assume that the information in this prospectus is still accurate as of any date later than the date of this prospectus supplement.

The date of this prospectus supplement is May 25, 2018

i

ABOUT THIS Prospectus

This document is in two parts. The first is this prospectus supplement, which provides you with a general description of the Plan and the securities offered under the Plan. The second part is the accompanying base prospectus, dated as of May 10, 2018. The accompanying base prospectus, together with the related registration statement, contains a description of our common stock and gives more general information, some of which may not apply to this offering. The registration statement can be read at the Securities and Exchange Commission (“SEC”) web site or at the SEC offices mentioned under the heading “Where You Can Find More Information and Incorporation of Certain Information by Reference.” If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Unless the context requires otherwise, in this prospectus supplement and the accompanying base prospectus, we use the terms “we,” “us,” “our,” “BMTC” and the “Corporation” to refer to Bryn Mawr Bank Corporation and its consolidated subsidiaries. Our common stock is traded on the NASDAQ Stock Market under the symbol “BMTC.” When we refer to “The Bryn Mawr Trust Company” in this prospectus, we mean our subsidiary, The Bryn Mawr Trust Company, which is a member of the Federal Reserve System. We sometimes refer to The Bryn Mawr Trust Company as the “Bank.”

When acquiring any securities discussed in this prospectus supplement, you should rely only on the information provided in this prospectus supplement or the accompanying base prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is accurate or complete at any date other than the date indicated on the cover page of this document.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. Our SEC filings are also available on our website, http://www.bmtc.com. The information on our website is not a part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC, except to the extent that any information in such filings is deemed “furnished” in accordance with SEC rules.

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018, and as amended on Form 10-K/A, filed with the SEC on March 2, 2018;
●	our Quarterly Report on Form 10-Q for the period ended March 31, 2018, filed with the SEC on May 4, 2018;
●

our Current Reports on Form 8-K (including any amendments to previously filed Current Reports on Form 8-K) filed with the SEC on each of January 24, 2018, February 27, 2018, March 14, 2018, and April 20, 2018;

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this report and the documents incorporated by reference herein may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. As such, they are only predictions and may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Corporation to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements with respect to the Corporation’s financial goals, business plans, business prospects, credit quality, credit risk, reserve adequacy, liquidity, origination and sale of residential mortgage loans, mortgage servicing rights, the effect of changes in accounting standards, and market and pricing trends loss. The words “may,” “would,” “could,” “will,” “likely,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “forecast,” “project,” “believe” and similar expressions are intended to identify such forward-looking statements. The Corporation’s actual results may differ materially from the results anticipated by the forward-looking statements due to a variety of factors, including without limitation:

●	local, regional, national and international economic conditions, their impact on us and our customers, and our ability to assess those impacts;
●	sources of liquidity and financial resources in the amounts, at the times, and on the terms required to support our future business;
●

changes in policy, laws or existing statutes, regulatory guidance, legislation or judicial decisions that affect the financial services industry as a whole, the Corporation, or our subsidiaries individually or collectively;

●

results of examinations by the Federal Reserve Board of the Corporation or its subsidiaries, including the possibility that such regulator may, among other things, require us to increase our allowance for loan losses or to write down assets, or restrict our ability to: engage in new products or services; engage in future mergers or acquisitions; open new branches; pay future dividends; or otherwise take action, or refrain from taking action, in order to correct activities or practices that the Federal Reserve believes may violate applicable law or constitute an unsafe or unsound banking practice;

●	effectiveness of our capital management strategies and activities;
●	changes in accounting requirements or interpretations;
●	the accuracy of assumptions underlying the provisions for loan and lease losses and estimates in the value of collateral, and various financial assets and liabilities;
●	estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;
●	changes in interest rates, spreads on interest-earning assets and interest-bearing liabilities, and interest rate sensitivity;
●	changes in relationships with employees, customers, and/or suppliers;
●	our success in continuing to generate new business in our existing markets, as well as identifying and penetrating targeted markets and generating a profit in those markets in a reasonable time;
●	changes in consumer and business spending, borrowing and savings habits, and demand for financial services in the relevant market areas;
●	rapid technological developments and changes;
●

competitive pressure and practices of other commercial banks, thrifts, mortgage companies, finance companies, credit unions, securities brokerage firms, insurance companies, money-market and mutual funds and other institutions operating in our market areas and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

●	our ability to contain costs and expenses; and
protection and validity of intellectual property rights.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and those set forth under "Risk Factors" in the accompanying base prospectus and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our subsequently filed Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus supplement and the accompanying base prospectus, or incorporated by reference herein or therein. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to the Plan

Neither we nor you will have any authority to direct the date, time, or price at which shares may be purchased by the Plan Administrator. You may therefore lose some date, time or price advantages that you would otherwise have.

Because the prices at which shares are purchased are determined as of specified dates or as of dates otherwise beyond your control under the Plan, you may lose some advantages otherwise available to you in being able to select the timing of your investments. For example, because the price charged to you for shares purchased on the open market is the weighted average price paid by the Plan Administrator to obtain shares for all participants who acquire shares through the Plan on the same day, you may pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan.

There is no guarantee the Plan Administrator will be able to sell your shares on desirable terms, or at all.

There can be no assurances with respect to the Plan Administrator's ability to sell your shares and no assurances as to the prices (except for prices specified for day limit orders or good-til-cancelled limit orders) or timing of such sales, or the terms under which such sales may be transacted. Neither we nor the Plan Administrator has any obligation under the Plan, and assume no responsibility, to purchase whole shares credited to your Plan account if such shares cannot be sold by the Plan Administrator on favorable terms or at all.

Shares credited to your Plan account may not be assigned or pledged in any way.

Shares credited to your Plan account may not be assigned or pledged as collateral for a loan, or for any other purpose. If you wish to assign or pledge whole shares credited to your account, you must request that the Plan Administrator issue physical share certificates to you in your name. Certificates for fractional shares will not be issued under any circumstances.

The price or trading volume of our common stock may fluctuate due to transactions by financial intermediaries under the Plan.

Financial intermediaries may purchase a significant portion of the shares of common stock issued under the Plan. We do not have any formal or informal understanding with any such organizations and, therefore, the extent of such financial intermediaries' participation under the Plan cannot be estimated as this time. From time to time, financial intermediaries, including brokers and dealers, may engage in positioning transactions in order to benefit from the discount from the market price, if any, of common stock acquired under the Plan. Such transactions may cause fluctuations in the price or trading volume of our common stock.

No pricing discount is available for shares of common stock purchased by the Plan on the open market.

Although the Plan may purchase shares of common stock directly from BMTC, we may, without providing you with prior written notice, instruct the Plan Administrator to purchase shares of our common stock through open market transactions. Such purchases, with respect to initial and optional cash investments, will not be eligible for the discounted pricing that is available for shares purchased directly from BMTC.

BRYN MAWR BANK CORPORATION

The Bryn Mawr Trust Company (the “Bank”), which is the primary operating subsidiary of the Corporation, received its Pennsylvania banking charter in 1889 and is a member of the Federal Reserve System. In 1986, the Corporation was formed and on January 2, 1987, the Bank became a wholly-owned subsidiary of the Corporation. The Bank and Corporation are headquartered in Bryn Mawr, Pennsylvania, a western suburb of Philadelphia. The Corporation and its subsidiaries offer a full range of personal and business banking services, consumer and commercial loans, equipment leasing, mortgages, insurance and wealth management services, including investment management, trust and estate administration, retirement planning, custody services, and tax planning and preparation from 37 full-service branches, eight limited-hour retirement community offices, two limited-service branches, six wealth management offices and a full-service insurance agency located throughout Montgomery, Delaware, Chester, Philadelphia, Berks, and Dauphin counties in Pennsylvania, Mercer and Camden counties of New Jersey, and New Castle county in Delaware. The goal of the Corporation is to become the preeminent community bank and wealth management organization in the Philadelphia area.

As of March 31, 2018, we had consolidated total assets of $4.30 billion, deposits of $3.32 billion and shareholders’ equity of $533.1 million.

As a registered bank holding company, we are subject to inspection, examination and supervision by the Board of Governors of the Federal Reserve System (the “FRB”) under the Bank Holding Company Act of 1956. As a Pennsylvania-chartered depository institution that is a member of the Federal Reserve System, the Bank is subject to extensive supervision, examination and regulation by the Pennsylvania Department of Banking and Securities and the FRB.

The Corporation’s common stock trades on the NASDAQ Stock Market (“NASDAQ”) under the symbol BMTC. Our principal executive offices are located at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, our general telephone number is (610) 525-1700, and our website address is http://www.bmtc.com. The information on our website is not a part of this prospectus supplement.

USE OF PROCEEDS

To the extent that shares of common stock used to fund the Plan are purchased on the open market, there will be no proceeds to us from the purchase of those shares. We expect to use the net proceeds to us from the sale of newly issued shares of common stock or treasury shares issued under the Plan for general corporate purposes, which may include, but not be limited to, investments in the Bank and our other subsidiaries. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Allocations of the proceeds to specific purposes have not been made at the date of this prospectus supplement.

DESCRIPTION OF OUR DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The following questions and answers explain and constitute the Plan.

PURPOSE

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide both our existing shareholders and new investors with a simple, convenient, and economical means of purchasing shares of our common stock, including through new cash payments and the reinvestment of dividends on shares held in your Plan account. The Plan also provides us with an economical and flexible mechanism to raise equity capital through sales of our common stock. The shares available under the Plan will be acquired either directly from BMTC (as original issue or treasury shares), in the open market, through privately negotiated transactions, or through a combination of these methods.

ADVANTAGES AND DISADVANTAGES

2.	What are the advantages of participation in the Plan?

•	You do not need to be a current shareholder, nor do you need to have a broker, to buy our common stock through the Plan.

•	You can start investing with a relatively small amount of money, or with a single larger investment—whichever you prefer.

•	You may send a check to the Plan Administrator or arrange for funds to be deducted from your U.S. savings or checking account.

•

Dividends and optional cash purchases can be fully invested in additional shares of our common stock because the Plan permits fractional shares to be credited to your account. Dividends on fractional shares may also be reinvested in additional shares.

•

There are no fees when dividends are reinvested through the Plan. Once you have enrolled in the Plan, your dividend will be reinvested to purchase our common stock in the manner you designate (either full reinvestment, partial reinvestment, or no reinvestment). For more information regarding your reinvestment options, see Question 7 later in this prospectus supplement.

•

If you are already a shareholder, you can consolidate all your holdings of our common stock into a single account. You can deposit your stock certificates into your Plan account or, if you hold shares with a broker, you can transfer those shares into your own name and deposit them into your Plan account.

•

The Plan offers you flexibility when you decide to sell your shares. You may request the sale of some or all of your shares through the Plan Administrator at any time. Or, if you prefer to have complete control over the timing and price at which you sell, you may withdraw your shares from the Plan, and sell them through a broker of your choice.

3.	What are the disadvantages of participation in the Plan?

•

Because the prices at which shares are purchased are determined as of specified dates or as of dates otherwise beyond your control, you may lose some advantages otherwise available to you in being able to select the timing of your investments. For example, because the price charged to you for shares purchased on the open market is the weighted average price paid by the Plan Administrator to obtain shares for all participants who acquire shares through the Plan on the same day, you may pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan.

•	We will not pay interest on funds we hold pending investment.

•

To sell your shares through a broker of your choice, you must first arrange to obtain a physical stock certificate from the Plan Administrator and have the certificate delivered to you, or ask the Plan Administrator to transfer shares held for you in the Plan directly to your broker. The Plan Administrator will promptly process your instructions. If your shares are not transferred directly to a broker, you should leave ample time for preparation and receipt of your stock certificate.

•

Shares held in the Plan by the Plan Administrator are not covered by the customer protection provisions of the Securities Investor Protection Act of 1970 relating to customers of failed securities broker-dealer firms.

ADMINISTRATION

4.	Who administers the Plan for participants?

The Plan is administered by Computershare Trust Company, N.A., a corporation independent of, and not affiliated with, us. The Plan Administrator will, along with its affiliates, receive all cash investments, purchase and sell shares for Plan participants, maintain records, issue statements of account, and performs other duties related to the Plan.

PARTICIPATION

5.	Who is eligible to participate in the Plan?

Any person or legal entity is eligible to participate in the Plan. You do not have to be a current shareholder, nor do you have to reside or be located in the U.S. or be a U.S. citizen. However, you must become a shareholder of record in order to participate in the dividend reinvestment component of the Plan as described in Question 7. In all cases, optional cash purchases of shares through the Plan must be made in U.S. currency drawn on a U.S. bank account. In addition, before investing in our common stock, each participant who resides or is located outside the U.S. is responsible for reviewing the laws of his or her country of residence or other applicable laws to determine if there are any restrictions on his or her ability to invest through the Plan.

BMTC may refuse to offer the Plan to residents of any state that may require registration, qualification or exemption of the common stock to be issued under the Plan, or require registration or qualification of BMTC or any of its officers or employees as a broker-dealer, a salesperson or an agent, where we determine, in our sole discretion, that the number of shareholders or the number of shares held does not justify the expense that we may incur with respect to effecting sales of our common stock under the Plan in the state.

6.      How can I participate in the Plan?

Current Shareholders of Record

If you already hold shares of our common stock registered in your name, you may join the Plan by enrolling online at www.computerhsare.com/investor or by returning a completed enrollment form to the Plan Administrator. Your participation will begin promptly after your authorization is received. Once you have enrolled, your participation will continue automatically until either you elect to withdraw from the Plan or we terminate the Plan or your participation in the Plan.

New Investors

If you are not a current shareholder, you may join the Plan by returning to the Plan Administrator a completed initial enrollment form along with an initial investment of at least $500, but not more than $10,000 by sending a check payable to Computershare/Bryn Mawr. You may also make an initial investment by authorizing monthly recurring automatic deductions of at least $50 per transaction from your designated U.S. bank account for at least ten consecutive purchases. Monthly recurring automatic deductions will continue indefinitely, beyond the initial ten purchases, until you notify the Plan Administrator that the monthly recurring automatic deductions are to stop. A direct debit authorization form is included with the initial enrollment form

You also may enroll online at www.computershare.com/investor. If you enroll online, you may either authorize a one-time online bank debit from your U.S. bank account for your initial investment or you may also make an initial investment by authorizing monthly recurring automatic deductions of at least $50 per transaction from your designated U.S. bank account for at least ten consecutive purchases. Monthly recurring automatic deductions will continue indefinitely, beyond the initial ten purchases, until you notify the Plan Administrator that the monthly recurring automatic deductions are to stop. You can authorize monthly recurring automatic deductions online at www.computershare.com/investor.

Beneficial Owners and Shares Held in “Street Name”

If you are a beneficial owner of BMTC common stock and your shares are registered in the name of a bank, broker, trustee or other agent, you may transfer your shares to a Plan account by instructing your bank, broker, trustee or agent to register your shares directly in your name and then enrolling in the Plan as described above under “New Investors.” You also may participate in the Plan by making arrangements with your bank, broker, trustee or agent to participate in the Plan on your behalf.

Please refer to Question 36 of this prospectus supplement for the Plan Administrator’s web site, telephone numbers, and address.

DIVIDEND REINVESTMENT

7.      How does the reinvestment process work?

As a participant in the Plan, you may elect to reinvest all, part, or none of the dividends paid on your BMTC common stock, and your preference should be indicated on the enrollment form. If you complete and return an enrollment form without selecting one of these three options, all of your dividends will be automatically reinvested in shares of BMTC common stock.

•

Full dividend reinvestment: If you select this option, all of the cash dividends paid on the shares you enroll in the Plan will automatically be reinvested to purchase additional shares of BMTC common stock.

•

Partial dividends paid in cash: If you select this option, a portion of your cash dividends will be paid to you in cash, and the remaining portion of your dividends will be automatically reinvested to purchase additional shares of BMTC common stock. If you choose partial reinvestment, you must specify on the enrollment form the number of whole shares on which you wish to continue to receive cash dividends by check or to have directly deposited into your designated U.S. checking or savings account, as further described below. The remaining dividends will be automatically reinvested.

• All dividends paid in cash (no dividend reinvestment): If you select this option, all of your dividends will be paid to you in cash. You may choose to have your cash dividends directly deposited into your designated U.S. bank account or sent to you by check. You must be a current BMTC shareholder to choose this option. To arrange to have your dividends directly deposited into your designated U.S. bank account, you must complete and return an authorization for electronic direct deposit form. You may request an authorization for electronic direct deposit form by calling the Plan Administrator at 1-877-238-6956, or you may authorize the direct deposit of dividends when you enroll in the Plan online, or access your account online at www.computershare.com/investor.

You may change your dividend reinvestment election at any time, regardless of the option you have chosen. To change your election, simply access your account online at www.computershare.com/investor, call the Plan Administrator at 1-877-238-6956 or complete a new enrollment form and mail it to the Plan Administrator. Changes to your dividend reinvestment election must be received by the Plan Administrator prior to the dividend record date in order to be applied to that dividend.

8.     When will the reinvestment of my dividends begin?

Typically, we pay a quarterly cash dividend on or about the 1st day of March, June, September, and December to shareholders of record on or about the 5th day of the prior month in which the dividend is paid. The reinvestment of your dividends will begin with the first quarterly cash dividend that we pay following your enrollment, but only if your enrollment is received prior to the record date for that dividend. If your enrollment is received between a dividend record date and a payable date, the reinvestment of your dividends will commence with the dividend payment in the following quarter.

9.     Can I deposit stock certificates for safekeeping with the Plan Administrator?

You may deposit any or all of your BMTC common stock certificates with the Plan Administrator for safekeeping. This added feature relieves you of the worry associated with the possibility of loss, theft, or destruction of the certificates. This service is provided to Plan participants without charge.

All stock certificates sent to the Plan Administrator for safekeeping are automatically converted into book-entry form and will be credited to your Plan account. If you later wish to hold such shares in certificate form again, you must request the Plan Administrator to generate another certificate. There is a $25 certificate issuance fee. An additional fee of $15 will be charged if the assistance of a Customer Service Representative is required when issuing a certificate

INITIAL AND OPTIONAL CASH PURCHASES

10. When and how can I make initial or optional cash purchases?

New investors may make an initial cash purchase when enrolling in the Plan by enclosing a check with their initial enrollment form, or by authorizing a one-time online bank debit from a designated U.S. bank account when enrolling online at the Plan Administrator’s website. In both cases, the minimum initial cash purchase amount is $500. Alternatively, new investors may make an initial investment by authorizing monthly recurring automatic deductions of at least $50 per transaction from a designated U.S. bank account for at least ten consecutive purchases. Monthly recurring automatic deductions will continue indefinitely, beyond the initial ten purchases, until you notify the Plan Administrator that the monthly recurring automatic deductions are to stop. A direct debit authorization form is included with the initial enrollment form or you can authorize monthly recurring automatic deductions online at www.computershare.com/investor.

As a Plan participant, you may also make optional cash purchases of our common stock. The minimum cash purchase accepted is $50. The maximum limit for both initial purchases and optional cash purchases is $10,000 per transaction not to exceed a maximum of $120,000 per calendar year, unless we grant a waiver of this amount. In the event you want to make an optional cash purchase of more than $10,000, you will need to divide such purchase in separate transactions unless a waiver is granted (See Questions 16 and 17 for more information regarding waivers). Any payment received will be applied toward the purchase of shares for your account as promptly as practicable, usually within five (5) business days upon receipt of funds by the Plan Administrator.

You cannot specify the prices or timing of purchases or the selection of the broker or dealer through or from whom purchases are to be made, nor can you make any other limitations on the purchase of shares other than those specified under these terms and conditions. No interest will be paid on optional cash purchases pending investment.

If you choose to submit a check, be sure to use the contribution form that appears on your Plan statement, and mail it to the address specified on the form. The check must be made payable to Computershare/Bryn Mawr in U.S. dollars and drawn on a U.S. bank. The Plan Administrator will not accept cash, money orders, traveler’s checks or third party checks. Alternatively, if you wish to make regular monthly purchases, you may authorize monthly recurring automatic deductions from your designated U.S. bank account. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. You may elect the recurring monthly automatic deduction option by completing and signing a direct debit authorization form and returning this form to the Plan Administrator, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional direct debit authorization forms are available through the Plan Administrator. You may also enroll online at the Plan Administrator’s website, www.computershare.com/investor. Your direct debit authorization forms will be processed and will become effective as promptly as practical. You should allow four to six weeks for the first investment to be initiated using this monthly recurring automatic deduction feature. You also may authorize one-time online debits from your designated U.S. bank account at the Plan Administrator’s website, www.computershare.com/investor.

In the event that any check, electronic funds transfer or other deposit is returned unpaid for any reason, or your designated U.S. bank account does not have sufficient funds for an automatic debit, the Plan Administrator will consider the request for investment of that purchase null and void and will immediately remove from your account any shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $35 fee for any check or other deposit that is returned unpaid by your bank and for any failed automatic deduction from your designated U.S. bank account. This fee will be collected by the Plan Administrator through the sale of the number of shares from your Plan account necessary to satisfy the fee.

11. Am I obligated to make cash purchases if I enroll in the Plan?

No. Cash purchases are entirely voluntary. You may supplement the reinvestment of your dividends with optional cash purchases as often as you like, or not at all. Or you may buy shares with optional cash purchases and choose not to reinvest any or all of your dividends.

FEES

12. What fees may I incur by participating in the Plan?

We will pay all service and trading fees associated with the reinvestment of dividends and initial and optional cash purchases.

A $15 service fee per sale, plus a trading fee of $0.12 per share sold, will be charged each time Plan shares are sold on your behalf via a batch order sale. A $25 service fee per sale, plus a trading fee of $0.12 per share sold, will be charged each time Plan shares are sold on your behalf via a market order, day limit order or good-til-cancelled limit order sale. An additional fee of $15 will be charged if the assistance of a Customer Service Representative is required when selling shares. Per share trading fees include any applicable brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share trading fee. There will also be a $35 charge for any returned check or other deposit. The fees are subject to change at any time. This is considered part of the “Terms and Conditions” of the Plan.

PURCHASE OF SHARES

13.	What is the source of the common stock that may be purchased through the Plan?

At our discretion, share purchases will be made on the open market or directly from BMTC. Shares purchased from BMTC may come from our authorized but unissued shares or from our treasury shares. Share purchases on the open market may be made on any stock exchange where our common stock is traded or through negotiated transactions, on such terms as the Plan Administrator determines. Neither we nor you will have any authority to direct the date, time, or price at which shares may be purchased by the Plan Administrator or the selection of the broker or dealer through or from whom purchases are to be made.

14.	How will shares be purchased under the Plan?

•	Upon receipt of your funds, the Plan Administrator will invest initial and additional cash purchases as promptly as practicable, normally within five (5) business days.

•

Shares will be posted to your account in whole and fractional shares, computed to six decimal places. A confirmation of your transaction will be sent by e-mail or via a paper statement to the Internet or postal address you give us when you enroll in the Plan.

•

Depending on the number of shares being purchased and current trading volume in the shares, a purchase order for any one or more batches may only be partially filled or not filled at all on the trading day on which it is placed, in which case the batch order, or remainder of the batch order, as applicable, will be cancelled at the end of thirty (30) days, If the batch order in which your purchase request was included is only partially filled, the amount of shares you will receive will be prorated based on the amount of funds you contributed out of the total funds contributed for the batch order. Any funds not used to purchase shares will be returned to you by check. No interest will be paid on funds held by the Plan Administrator pending investment.

•

For automatic recurring monthly purchases, the amounts you have authorized will be withdrawn from your bank account on the 10th day of each month or on the next business day if the 10th falls on a weekend or holiday. The funds will be credited to your Plan account and normally invested within five (5) business days after receipt by the Plan Administrator.

•	The Plan Administrator will use your cash to purchase as many full and fractional shares as possible.

15. How will the price for my shares be determined?

For shares purchased on the open market, the Plan Administrator may combine a Plan participant’s purchase requests with other purchase requests received from other Plan participants and will generally batch purchase types (dividend and optional cash investments) for separate execution by Plan administrator’s broker. The Plan administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the shares, the Plan administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of the common shares purchased for each participant’s account, whether purchased with reinvested dividends, with initial cash or with optional cash, shall be the weighted average price of the specific batch for such shares purchased by the Plan administrator’s broker on that day to satisfy Plan requirements. The Plan Administrator will hold, in the name of its nominee, all shares of our common stock purchased or deposited for Plan participants and will establish and maintain Plan account records that reflect each Plan participant’s separate interest.

For shares purchased directly from BMTC, the purchase price will be:

•

97% of the volume-weighted average price of our common stock, as reported in the NASDAQ Stock Market (or such other exchange or quotation system on which our common stock is then listed or quoted) and obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing print, on the investment date for reinvestment of dividends using new shares or treasury shares purchased directly from BMTC; or

•

100% of the purchase price of the volume weighted average price of our common stock, as reported in the NASDAQ Stock Market (or such other exchange or quotation system on which our common stock is then listed or quoted) and obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing print, on the investment date for optional cash purchases using new shares or treasury shares purchased directly from BMTC.

The discount described above for shares purchased directly from BMTC will continue until terminated or modified by action of the Board of Directors. If BMTC decides to terminate or modify the discount, a written notice will be sent to notify you of the changes.

16. Will shares be offered to Plan participants at a discount?

We will establish a waiver discount only for shares that are purchased directly from us pursuant to a waiver request. For each pricing period, we may establish a discount from the market price applicable to optional cash purchases and initial investments made pursuant to a request for waiver (please see Question 17). This waiver discount, if any, will range from 0% to 5% of the purchase price and may vary for each pricing period. The waiver discount, if any, will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining additional funds through the sale of our common shares as compared to other sources of funds, and our need for additional funds. You may obtain information regarding the maximum waiver discount, if any, by contacting the Plan Administrator at 1-877-238-6956. Setting a waiver discount for a particular pricing period will not affect the setting of a waiver discount for any subsequent pricing period. The waiver discount, if any, will apply only to optional cash purchases and initial investments in excess of $120,000, in which case, the waiver discount, if any, will apply to the entire optional cash purchase or initial investment made pursuant to a waiver, not just the portion in excess of $120,000.

17. May I invest more than the Plan maximum of $120,000 per account per year?

Yes, we may grant waivers of the transaction and calendar year investment limitations in our discretion. Upon receipt of a written waiver form from an investor, we will consider waiving the maximum investment limit. We are not obligated to give a waiver and may decide to grant or refuse a waiver for any reason or no reason in our sole discretion.

Under regulations of the Federal Reserve Board, a non-individual holder of 25% or more of BMTC’s outstanding common stock (or a holder of 5% or more if the holder otherwise exercises a “controlling influence” over BMTC) may then be obligated to register with the Federal Reserve Board and be subject to regulation as a bank holding company.

A bank holding company may be required to obtain Federal Reserve Board approval under the Bank Holding Company Act of 1954 to acquire 5% or more of BMTC’s outstanding common stock.

Any foreign bank, and any company that controls a foreign bank that has certain types of U.S. banking operations, may be required to obtain prior Federal Reserve Board approval under the International Banking Act of 1978 to acquire 5% or more of that series of preferred stock.

Any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of BMTC’s outstanding common stock.

Grants of waiver requests will be made in our sole discretion based on a variety of factors, which may include: our current and projected capital needs, prevailing market prices of our common stock and other securities, and general economic and market conditions. Shares purchased in excess of the Plan maximum investment amount will be priced as follows:

•

Investments for which a waiver has been granted will be made subject to a “pricing period,” which will generally consist of one (1) to fifteen (15) separate days during which trading of our common stock is reported on the NASDAQ Stock Market. Each of these separate days will be an “investment date,” and an equal proportion of the investment amount will be invested on each trading day during such pricing period, subject to the qualifications listed below. The purchase price for shares acquired on a particular investment date will be equal to 100% (subject to change as provided below) of the volume-weighted average price (less any applicable discount), rounded to four decimal places, of our common stock as reported by the NASDAQ Stock Market (or such other exchange or quotation system on which our common stock is then listed or quoted) , and obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing print, for that investment date. Funds for such investments must be received by the Plan Administrator not later than the business day before the first day of the pricing period.

•

We may establish a minimum or ''threshold" price for any pricing period that the volume-weighted average price, rounded to four decimal places, of our common stock as reported by the NASDAQ Stock Market (or such other exchange or quotation system on which our common stock is then listed or quoted), obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized) for the trading hours from 9:30a.m. to 4:00p.m., Eastern Time, must equal or exceed during each trading day of the pricing period for investments made pursuant to a waiver request.

•

If we decide to establish a threshold price for a particular pricing period, the threshold price for any investments made pursuant to a request for waiver will be a stated dollar amount that the volume-weighted average price, rounded to four decimal places, of our common stock, as reported by the NASDAQ Stock Market (or such other exchange or quotation system on which our common stock is then listed or quoted) and obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing print, for each trading day in the relevant pricing period, must equal or exceed. If the threshold price is not satisfied for a trading day in the pricing period, then that trading day and the trading prices for that day will be excluded from the pricing period.

•

We will only establish a threshold price if shares will be purchased directly from us in connection with the relevant pricing period (please see first bullet above). If we have established a threshold price with respect to the relevant pricing period, then we will exclude from the pricing period any trading day that the volume-weighted average price is less than the threshold price and refund that day’s proportional investment amount. For example, if the threshold price is not met for two (2) of the trading days in a ten-day pricing period, then we will return 20% of the funds you submitted in connection with your waiver request, without interest, unless we have activated the pricing period extension feature for the pricing period, as described below. In the event the total investment falls below $120,000 due to a portion of the investment being refunded for failure to meet a threshold price, the waiver will continue to be in effect, and the transaction will proceed as planned with respect to the non-refunded investment amount.

•	Neither we nor the Plan Administrator are required to notify you that a threshold price has been established for any pricing period.

•

We may elect to activate for any particular pricing period a pricing period extension feature which will provide that the initial pricing period be extended by the number of days that the threshold price is not satisfied, subject to a maximum of five (5) trading days. If we elect to activate the pricing period extension feature and the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period instead of the day on which the threshold price was not met. For example, if the determined pricing period is ten (10) days, and the threshold price is not satisfied for three (3) out of those ten (10) days in the initial pricing period, and we had previously announced in the bid-waiver form that the pricing period extension feature was activated, then the pricing period will be automatically extended, and if the threshold price is satisfied on the next three (3) trading days (or a subset thereof), then those three (3) days (or subset thereof) will become investment dates in lieu of the three (3) days on which the threshold price was not met. As a result, because there were ten (10) trading days during the initial and extended pricing period on which the threshold price was satisfied, all of the funds that you include with your request for waiver will be invested.

•

Newly issued shares purchased pursuant to a request for waiver will be posted to participants’ accounts within three (3) business days following the end of the applicable pricing period, or, if we elect to activate the continuous settlement feature, within three (3) business days of each separate investment date beginning on the first investment date in the relevant pricing period and ending on the final investment date in the relevant pricing period, with an equal amount being invested on each day, subject to the qualifications set forth above. During any month when we are proposing to grant requests for waiver for one or more investments, we may elect to activate the continuous settlement feature for such investments by announcing in the bid-waiver form that we will be doing so. The purchase price of shares acquired on each investment date will be equal to the volume-weighted average price rounded to four decimal places, of our common stock, as reported by the NASDAQ Stock Market (or such other exchange or quotation system on which our common stock is then listed or quoted) up to and including the closing print, and obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized before the beginning of the pricing period), for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing print, for each of the investment dates during the pricing period, assuming the threshold price is met on that day, less any discount that we may decide to offer. For each pricing period (assuming the threshold price is met on each trading day of that pricing period), we would have a separate settlement of each investment dates’ purchases, each based on the volume-weighted average price for the trading day relating to each of the investment dates during the pricing period.

•	Waiver request forms and information regarding the establishment of a threshold price, if any, may be obtained by contacting the Plan Administrator at1-877-238-6956.

SALE OF PLAN SHARES

18. How can I sell the shares of common stock that are held in my Plan account?

You have four choices when making a sale, depending on how you submit your sale request, as follows:

•

Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Centre or by calling the Plan Administrator directly at 1-877-238-6956. Market order sale requests received at www.computershare.com/investor through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan Administrator directly at 1-877-238-6956. If your market order sale was not filled and you still want the shares sold, you will need to re-enter the sale request. The price shall be the market price of the sale obtained by the Plan Administrator’s broker, less a service fee of $25 per sale and a trading fee of $0.12 per share sold.

•

Batch Order: A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales. The Plan Administrator will seek to sell shares in round lot (100 shares) transactions. For this purpose the Plan Administrator may combine each selling Plan participant’s shares with those of other selling participants. In every case of a batch order sale, the price to each selling Plan participant shall be the weighted average sale price obtained by Computershare’s broker for each aggregate order placed by Computershare and executed by the broker, less a service fee of $15 per sale and a trading fee of $0.12 per share sold.

•

Day Limit Order: A day limit order is an order to sell securities when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of securities being sold and the current trading volume in the securities, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-877-238-6956. Each day limit order sale will incur a service fee of $25 per sale and a trading fee of $0.12 per share sold.

•

Good-Til-Cancelled Limit Order: A good-til-cancelled limit order is an order to sell securities when and if the securities reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of securities being sold and current trading volume in the securities, sales may be executed in multiple transactions and over more than one day. If an order is traded on more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-877-238-6956. Each good-til-cancelled limit order sale will incur a transaction fee of $25 per sale and a trading fee per $0.12 per share sold.

Per share trading fees include any applicable brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. The Plan Administrator may, for various reasons, require a sales request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request. An additional fee of $15 will be charged if the assistance of a Customer Service Representative is required when selling shares.

You should be aware that the price of our common stock may rise or fall during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale on the open market. Instructions for a market order or a batch sale are binding and may not be rescinded.

If you elect to sell shares online at www.computershare.com/investor through the Investor Centre, you may utilize the Plan Administrator’s international currency exchange service to convert your sale proceeds to your local currency prior to being sent to you. Receiving your sales proceeds in a local currency and having your check drawn on a local bank avoids the time consuming and costly “collection” process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which you must agree to online.

The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the program are sold (except for prices specified for day limit orders or good-til-cancelled limit orders), and no one, other than the Plan Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.

Alternatively, you may choose to sell your shares through a broker of your choice, in which case you must request that the Plan Administrator either (a) electronically transfer your shares to your broker, or (b) issue the shares in physical certificate form for delivery to your broker before settlement of the sale. The Plan Administrator may determine the price for the fractional shares either by (a) selling shares on the open market through a registered broker-dealer, or (b) using the current price of our common stock on the NASDAQ Stock Market, or as quoted by a registered broker-dealer on the date of the request.

DIVIDENDS

19. How will I be credited with the dividends paid on the shares I have enrolled in the Plan and/or that are being held in my Plan account?

The Plan Administrator will receive the cash dividends (less the amount of any taxes withheld) paid by us on all whole and fractional shares that are enrolled and/or held in the Plan at the dividend record date, and will credit such dividends to your Plan account on the payable date. The dividends received by the Plan Administrator will automatically be reinvested in shares of our common stock in the manner you designate (either full reinvestment, partial reinvestment, or no reinvestment). For more information regarding your reinvestment options, see Question 7.

20.	What if I decide that I would like to receive in cash some of the dividends paid on the shares enrolled or held in the Plan, rather than having them reinvested?

The Plan permits the partial reinvestment of dividends. If you would prefer to receive some or all of your dividends in cash, you may designate that preference on your enrollment form. For more information regarding these options, see Question 7.

REPORTS TO PARTICIPANTS

21.	What reports will I receive as a participant in the Plan?

As soon as practicable after each transaction, you will receive a statement with information about your Plan account, including amounts invested, the purchase and/or sales prices, and the number of shares purchased and/or sold. This statement will provide a record of purchases and sales transacted on your behalf under the Plan and you should retain it for income tax purposes. The statement will also include specific cost basis information in accordance with applicable law. As a shareholder, you also will receive various communications, including our annual report to shareholders, notices of shareholder meetings, proxy statements, and information for income tax reporting.

ISSUANCE AND DEPOSIT OF STOCK CERTIFICATES

22. Will certificates be issued to me for shares of common stock purchased through the Plan?

Certificates for shares of common stock that are purchased through the Plan will not be issued to you unless you request that the Plan Administrator do so. All shares will be issued to the Plan Administrator or its nominee(s) as agent, and credited to your Plan account in book entry form. The number of shares credited to your Plan account will appear on your account statements. This convenient process protects against loss, theft, or destruction of stock certificates, and reduces our costs.

Shares credited to your Plan account may not be assigned or pledged in any way. If you wish to assign or pledge the whole shares credited to your account, you must request that certificates for those shares be issued to you in your name.

Upon receipt of your request, the Plan Administrator will issue you a certificate for any number of whole shares credited to your Plan account. Certificates for fractional shares will not be issued under any circumstances. There is a $25 certificate issuance fee. An additional fee of $15 will be charged if the assistance of a Customer Service Representative is required when issuing a certificate.

The name on your Plan account will be identical to the name that appears on the certificate(s) underlying the shares you have enrolled in the Plan and/or that are held for you in the Plan in book entry form. Certificates for whole shares issued to you under that same name.

23. How can I arrange for my stock certificate(s) to be held in safekeeping by the Plan Administrator?

If you wish to submit your stock certificate(s) to the Plan Administrator for safekeeping, you should mail them (unendorsed) by registered or certified mail, with return receipt requested, or some other form of traceable mail, and properly insured. You should also include a note requesting that they be credited to your Plan account.

All stock certificates sent for safekeeping are automatically converted into book-entry form and will be credited to your Plan account. If you later wish to hold such shares in certificate form again, you must request the Plan Administrator to generate another certificate. There is a $25 certificate issuance fee. An additional fee of $15 will be charged if the assistance of a Customer Service Representative is required when issuing a certificate.

TERMINATION OF PLAN PARTICIPATION

24. How do I terminate my participation in the Plan?

Participation in the Plan is entirely voluntary. You may terminate your participation at any time by providing notice and instructions to the Plan Administrator. In such notice, you must instruct the Plan Administrator to either (a) discontinue the reinvestment of the dividends paid on the shares enrolled and/or held in your Plan account, but continue to hold whole shares in book form on your behalf and issue a cash payment for any cash in lieu of a fractional share less applicable fees ; (b) issue a certificate for the whole shares credited to your Plan account and issue a cash payment for any cash in lieu of a fractional share less applicable fees; or (c) sell the whole shares credited to your Plan account and issue a cash payment for the proceeds plus any cash in lieu of a fractional share, less applicable fees. Please refer to Question 18 on how to sell your shares.

If a notice of termination is received by the Plan Administrator near the record date for a dividend payment, the Plan Administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in shares on behalf of the discontinuing participant. If such dividend is reinvested, the Plan Administrator may sell the shares purchased and remit the proceeds to the participant, less any applicable fees.

25. May I later re-elect to participate in the Plan?

Generally, you may elect to re-enroll in the Plan at any time. However, BMTC and the Plan Administrator reserve the right to reject any re-enrollment application on grounds of excessive joining and withdrawing. This reservation is intended to minimize unnecessary administrative expense and encourage use of the Plan as a long-term shareholder investment service.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

26. What are the U.S. federal income tax consequences of participation in the Plan?

The following is a summary of certain of the U.S. federal income tax consequences of participation in the Plan. This summary is for general information only and does not constitute tax advice. This summary does not reflect every possible tax outcome or consequence that could result from participation in the Plan. This summary does not discuss your tax consequences if you are not a U.S. holder. For these purposes, a “U.S. holder” is a beneficial holder of BMTC shares of common stock who, for United States federal income tax purposes:

•	is a citizen or resident of the United States;

•

is a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	is an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or a trust that has a valid election in place to be treated as a United States person.

If a partnership or other entity treated as a partnership for United States federal income tax purposes holds shares of BMTC common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of BMTC common stock are encouraged to consult their tax advisors.

This summary is limited to holders who hold shares of BMTC common stock as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the “Code”). Your tax treatment will vary depending on your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. This discussion does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law including, without limitation, financial institutions, banks and thrifts; insurance companies; tax-exempt organizations; “S” corporations; traders in securities that elect to mark to market; partnerships, pass-through entities and persons holding our common stock through a partnership or other pass-through entity; holders subject to the alternative minimum tax; regulated investment companies and real estate investment trusts; foreign corporations or partnerships, and persons who are not residents or citizens of the United States; broker-dealers or dealers in securities or currencies; United States expatriates; persons holding our common stock as a hedge against currency risks or as a position in a straddle; or United States persons whose functional currency is not the United States dollar.

You should consult your own tax advisor to determine the tax consequences particular to your situation that may result from your participation in the Plan and your subsequent sale of shares acquired pursuant to the Plan. This summary does not describe any applicable state, local or foreign income tax or other tax consequences. State or local tax consequences will vary from state to state or locality to locality, and any tax consequences to you if you reside outside of the United States will vary from jurisdiction to jurisdiction.

Reinvestment of Dividends

If shares are purchased directly from BMTC, participants will, to the extent BMTC has current or accumulated earnings and profits for federal income tax purposes, be considered to have received a dividend for federal income tax purposes equal to the fair market value as of the dividend payment date of the shares purchased with the reinvested dividends. Until further notice, shares purchased for reinvestment by the Plan directly from BMTC with cash dividends will be purchased at 97% of the market value of the shares on the date of purchase. Therefore, the amount of taxable dividend income will include the discount. If shares are purchased through open market transactions, participants will be treated as having received a dividend equal to the cash dividend paid by BMTC increased by the amount of trading fees paid by BMTC in purchasing shares on the participant’s behalf. Per share trading fees include any applicable brokerage commissions the Plan Administrator is required to pay. Those dividend amounts will become your basis in the shares purchased, and your holding period of those shares will begin on the day following the date of purchase. Thus, if you reinvest cash dividends under the Plan, you will be treated for U.S. federal income tax purposes as having received dividend income on the dividend payment date. This may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due.

Optional Cash Purchases

Participants whose shares are purchased directly from BMTC pursuant to optional cash purchases will, to the extent BMTC has current or accumulated earnings and profits for federal income tax purposes, be treated for federal income tax purposes as having received a dividend equal to the excess (if any) of (i) the fair market value on the investment date of the shares purchased, over (ii) the optional cash payments made. You generally will not be deemed to have received a dividend with respect to shares acquired by purchases in open market transactions, except to the extent of trading fees paid by BMTC in purchasing shares on the participant’s behalf. Per share trading fees include any applicable brokerage commissions the Plan Administrator is required to pay. Your tax basis in the shares purchased will be equal to the cost paid by you in acquiring the stock, plus the amount treated as a dividend for federal income tax purposes. Your holding period for those shares will begin on the day following the date of purchase.

Additional Information Applicable to Reinvestment of Dividends and Optional Cash Payments

While the matter is not free from doubt, BMTC intends to take the position that the administrative expenses of the Plan, to be paid by BMTC, are not constructive dividends to Plan participants. Each Plan participant will receive from the Plan Administrator a Form 1099-DIV, which will show the total dividend income to the Plan participant.

If a participant is subject to U.S. federal income tax withholding on dividends or a foreign participant’s taxable income under the Plan is subject to U.S. federal income tax withholding, cash dividends are reinvested less federal tax withholding under applicable law.

The dividend income received by a corporate stockholder may be eligible for a 50% percent dividends-received deduction under current federal tax laws, as modified by the Tax Cuts and Jobs Act of 2017 (P.L. 115-97). Corporate stockholders should consult their own tax advisor regarding the effect of these rules on Plan shares and distributions thereon.

You will not realize any taxable income upon the receipt of whole shares credited to your account, either upon your request for certificates or book-entry registration for those shares or upon withdrawal from or termination of the Plan. However, if you receive, upon withdrawal from or termination of the Plan, a cash payment for a fractional share credit in your account, you will be treated as having redeemed the fractional share of stock and accordingly will recognize gain or loss for tax purposes equal to the difference between the cash payment and your tax basis of that fractional share. You will realize gain or loss upon the sale or exchange of shares after withdrawal from the Plan. The amount of that gain or loss will be the difference between the amount that you receive for each whole share and your tax basis for the shares.

Certain federal income tax provisions can affect the determination and allocation of the basis of shares held in the Plan as well as certain information reporting requirements related to such shares. You should consult your own tax advisor regarding the effect of these rules on your Plan shares.

Backup withholding will apply to dividend payments made on your BMTC common stock, as well as the payment of the proceeds from the sale or redemption of your BMTC common stock, if you are a non-corporate United States holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder’s United States federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Medicare Tax on Unearned Income. Certain U.S. holders that are individuals, estates or certain trusts will be required to pay an additional 3.8% tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of stock or debt obligations. U.S. holders should consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of our common stock or debt securities.

The Foreign Account Tax Compliance Act provisions of the Code (“FATCA”) generally impose a 30% withholding tax regime with respect to certain U.S. source income (including dividends and interest) and gross proceeds from the sale or other disposal of property that can produce U.S. source interest or dividends (“withholdable payments”). Withholdable payments may be subject to the 30% FATCA withholding tax unless the Participant provides information, representations, and waivers of non-U.S. law as may be required, including in the case of a non-U.S. person, information regarding certain U.S. direct and indirect owners of such non-U.S. person. A “foreign financial institution” generally will be subject to withholding unless such institution, subject to any applicable intergovernmental agreement or other exemption, enters into an agreement with the IRS to collect and provide to the IRS information regarding U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). FATCA generally also imposes a 30% withholding tax on withholdable payments paid to a nonfinancial foreign entity unless such entity provides a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

OTHER INFORMATION

27. What happens if I decide to sell or transfer all of the certificated shares enrolled in the Plan but not the shares that are held in my Plan account?

If you sell or transfer all of the certificated shares enrolled in the Plan, but continue to hold shares in your Plan account, the cash dividends on the shares held in your Plan account will continue to be reinvested, unless you instruct the Plan Administrator to terminate your participation in the Plan.

28. How do I change the name on my account, transfer shares or give as a gift shares in my Plan account?

You may call the Plan Administrator at 1-877-238-6956 for complete transfer instructions. You may also obtain information about transferring your shares through the Computershare Transfer Wizard at w w w .computershare.com /transf erw izard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide.

If you are submitting certificates for transfer, we recommend that you send them, properly insured, by certified or registered mail with return receipt requested or some form of traceable delivery. All participants in the existing Plan account need to sign the instructions, and their signatures need to be authenticated with a Medallion Signature Guarantee as described in the instructions on the transfer of ownership form.

29.	If BMTC issues additional shares of common stock in connection with a stock dividend or a stock split, how will I receive the additional shares?

Any shares representing stock dividends or stock splits that we distribute on shares of our common stock that you have enrolled in the Plan and/or that are being held in your Plan account will be credited to your Plan account.

30.	How will I be able to vote the shares held in my Plan account?

You will have the power to vote the shares of BMTC common stock held in your Plan account. If you are a registered holder, we will send you a proxy statement and a proxy card for any annual or special meeting of shareholders. The proxy card will cover both those shares registered in your name and those held in your Plan account. If you hold shares in “street name” and have arranged with a broker, bank or other nominee to participate in the Plan on your behalf as a record holder, the proxy card will be sent to your nominee and will include all shares held by the nominee, including those which it holds in the Plan as a record holder on your behalf.

31.	What are the responsibilities of BMTC and of the Plan Administrator under the Plan?

Neither we nor the Plan Administrator or its nominee(s), in administering the Plan, will be liable for any act done in good faith. Neither we nor the Plan Administrator will be liable for any good faith omission to act, including, without limitation, any claims of liability arising out of: (a) failure to terminate a participant’s account upon the participant’s death before the receipt of notice in writing of the death; (b) the prices and times at which shares of common stock are purchased or sold (except for prices specified for day limit orders or good-til-cancelled limit orders) for the participant’s account or the terms under which such purchases or sales are made; or (c) fluctuations in the market value of our common stock. Neither we nor the Plan Administrator can assure you of a profit, or protect you against a loss, from the shares purchased or sold through the Plan. An investment in our common stock is subject to significant market fluctuations, as are all equity investments. We cannot control purchases by the Plan Administrator under the Plan and cannot assure you that dividends on our common stock will not be reduced or eliminated in the future.

32.	Who interprets the Plan?

BMTC and the Plan Administrator are authorized to interpret the Plan, adopt regulations and take any other action reasonably designed to implement the Plan. Any action taken by BMTC or its agents in the good faith exercise of its judgment will be binding on all Plan participants. The Plan and any related Plan documentation and Plan accounts will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

33.	May the Plan be changed or discontinued?

While we currently expect to offer a dividend reinvestment and stock purchase plan indefinitely, we reserve the right to suspend, modify, or terminate the Plan at any time. You will receive notification of any such suspension, material modification, or termination. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan (including fees and expenses) at any time without notice to you, and any such changes shall not be deemed material modifications to the Plan.

If the Plan is suspended or terminated, the Plan Administrator will continue to hold your shares in book entry form unless you request a stock certificate to be issued or have your shares sold. If you request a certificate, the Plan Administrator will send to you a certificate for the whole shares and a check for any fractional share of common stock in your Plan account, less any applicable fees. Alternatively, at your request, the Plan Administrator will sell all or a portion of such shares and remit to you the proceeds less any applicable fees.

If we or the Plan Administrator terminate the Plan, or if we are involved in a reorganization or merger, your shares enrolled in the Plans as well as your current elections under the Plan may automatically roll over to a subsequent survivor or successor Plan.

The Plan Administrator also may terminate your Plan account if you do not own at least one whole share. In the event that your Plan account is terminated for this reason, a check for the cash value of the fractional share based upon the then-current market price, less any applicable fees, will be sent to you and your account will be closed.

34.	Could the Plan Administrator change?

Yes. It is possible that the Plan Administrator may resign as administrator of the Plan at any time or discontinue offering its services as Administrator. Further, BMTC, in its sole discretion, may decide to replace the Plan Administrator. In any case, BMTC would appoint a successor administrator to administer the Plan.

35.	Who bears the risk of market price fluctuations in BMTC’s common stock?

You do. Your investment in shares of BMTC common stock under the Plan will be no different from an investment in directly-held shares of BMTC common stock. You will bear the risk of loss and may realize the benefits of gain from market price changes with respect to all BMTC shares held by you in the Plan or otherwise. The shares are not deposits and are not insured by the FDIC or any other government agency.

36.	Who do I contact if I have questions about the Plan?

The Plan Administrator will answer any questions you have about buying or selling our common stock through the Plan or about any other Plan services. You may contact the Plan Administrator in the following ways:

•

Internet. You can enroll, obtain information, change the number of shares on which your dividends are to be paid in cash, and perform certain transactions on your account online via www.computershare.com/investor.

•	Written Inquiries. You may make an e-mail inquiry by following the instructions on the Plan Administrator’s website.

Please address all other correspondence concerning the Plan to the Plan Administrator at the following address:

Computershare Trust

Company, N.A. P.O. Box

505000

Louisville, KY 40233-5000

Be sure to include your name, address, daytime phone number, IID, and a reference to Bryn Mawr Bank Corporation on all correspondence.

•	Telephone Inquiries. The Plan Administrator may be reached directly by dialing:

1-877-238-6956 (dedicated number in the United States and Canada)

1-800-231-5469 (for the hearing impaired) (TDD)

1-201-680-6578 (outside of the United States and Canada)

An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

37. Must I notify the Plan Administrator if I change my address?

Yes. The Plan Administrator will send all notices to the Plan participant’s last known address in its records. Mailing of notices to such address will satisfy any obligations we have to give you notice. Accordingly, you should promptly notify the Plan Administrator in writing or via the Plan Administrator’s web site of any change of address.

If you elect to receive notices by electronic mail, you should promptly notify the Plan Administrator of any change in your designated e-mail address.

NOTE ABOUT FINANCIAL INTERMEDIARIES

We may grant requests for waiver of the Plan’s maximum annual investment limit to financial intermediaries, including brokers and dealers, and other participants in the future. Grants of such waiver requests will be made in our sole discretion based on a variety of factors, which may include but are not limited to: our current and projected capital needs, the alternatives available to us to meet those needs, prevailing market prices for our common stock, general economic and market conditions, expected aberration in the price or trading volume of our common stock, the potential disruption of our common stock price that may be caused by a financial intermediary, the number of shares of common stock held by the participant seeking a waiver, the past actions of a participant under the Plan, the aggregate amount of investments for which such waivers have been submitted, and the administrative constraints associated with granting such waivers. If waiver requests are granted, a portion of the shares available for issuance under the Plan will be purchased by participants (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Financial intermediaries may purchase a significant portion of the shares of common stock issued under the Plan. We do not have any formal or informal understanding with any such organizations and, therefore, the extent of such financial intermediaries’ participation under the Plan cannot be estimated as this time. Participants that are financial intermediaries that acquire shares of our common stock under the Plan with a view to distribution of such shares or that offer or sell shares in connection with the Plan may be deemed underwriters within the meaning of the Securities Act. From time to time, financial intermediaries, including brokers and dealers, may engage in positioning transactions in order to benefit from the discount from the market price, if any, of common stock acquired under the Plan. Such transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries that engage in positioning transactions may be deemed to be underwriters within the meaning of the Securities Act. The Plan is intended for the benefit of our current and prospective investors and not for individuals or investors who engage in transactions that may cause aberrations in the price or trading volume of our common stock.

DESCRIPTION OF COMMON STOCK

For a description of the common stock being offered hereby, please see the section titled “DESCRIPTION OF COMMON STOCK” in the accompanying base prospectus.

PLAN OF DISTRIBUTION

The Plan Administrator may purchase common stock for the Plan in the open market or directly from us. Our common stock is currently listed on the NASDAQ Global Select Market of the NASDAQ Stock Market.

There are no fees paid by Plan participants in connection with the reinvestment of dividends and initial and optional cash purchases under the Plan. All costs associated with those transactions under the Plan will be paid by BMTC.

Common stock may not be available under the Plan in all states. This prospectus supplement together with the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any state or any other jurisdiction to and person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Reed Smith LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Bryn Mawr Bank Corporation and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Common Stock

Debt Securities

Purchase Contracts

Warrants

Rights

Units

The securities listed above may be offered and sold by us in amounts, at prices, and on other terms to be determined at the time of the offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide the specific terms of the securities being offered, including the specific amounts, prices and other terms, in one or more supplements to this prospectus. The prospectus supplements also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements carefully before you invest in any of these securities.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Our common stock is traded on the NASDAQ Stock Market under the symbol “BMTC.” None of the other securities that we may offer are currently traded on any securities exchange. We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to listing of any other securities covered by the prospectus supplement.

Investing in our securities involves risk. See “Risk Factors” at page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings or deposit accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is  May 10, 2018.

i

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks and other information we describe or incorporate by reference in this prospectus and any prospectus supplement, including the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The value of our securities could decline due to any of these risks, and you may lose all or part of your investment.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Bryn Mawr Bank Corporation has filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration or continuous offering process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and may sell any combination of these securities in one or more offerings from time to time in the future. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the amounts, prices and other terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.”

References to "we," "us," "our," or the "Corporation" refer to Bryn Mawr Bank Corporation and its directly or indirectly owned subsidiaries, unless the context otherwise requires. The term "you" refers to a prospective investor.

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that we file any agreement or document as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 20 of this prospectus.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States, unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. Our SEC filings are also available on our website, http://www.bmtc.com. The information on our website is not a part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC, except to the extent that any information in such filings is deemed “furnished” in accordance with SEC rules.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018, and as amended on Form 10-K/A, filed with the SEC on March 2, 2018;

•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2018, filed with the SEC on May 4, 2018;

•

our Current Reports on Form 8-K (including any amendments to previously filed Current Reports on Form 8-K) filed with the SEC on each of January 24, 2018, February 27, 2018, March 14, 2018, and April 20, 2018;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 9, 2018; and

•

the description of our common stock contained in the Form 8-A Registration Statement filed with the SEC on December 18, 1986 (File No. 001-35746) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended from time to time, including any amendment or report filed with the SEC for the purpose of updating such description.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part until the termination of the offering, except that unless otherwise expressly incorporated herein, any Current Report on Form 8-K or any portion of any Current Report on Form 8-K that is furnished but not filed shall not be incorporated by reference herein.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC through the SEC’s Internet site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our website at http://www.bmtc.com or by requesting them in writing or by telephone from us at the following address:

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

Attention: Corporate Secretary

(610) 263-4622

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to purchase or sell, or solicitations of offers to purchase or sell, the securities offered hereby is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this report and the documents incorporated by reference herein may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. As such, they are only predictions and may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Corporation to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements with respect to the Corporation’s financial goals, business plans, business prospects, credit quality, credit risk, reserve adequacy, liquidity, origination and sale of residential mortgage loans, mortgage servicing rights, the effect of changes in accounting standards, and market and pricing trends loss. The words “may,” “would,” “could,” “will,” “likely,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “forecast,” “project,” “believe” and similar expressions are intended to identify such forward-looking statements. The Corporation’s actual results may differ materially from the results anticipated by the forward-looking statements due to a variety of factors, including without limitation:

•	local, regional, national and international economic conditions, their impact on us and our customers, and our ability to assess those impacts;

•	sources of liquidity and financial resources in the amounts, at the times, and on the terms required to support our future business;

•

changes in policy, laws or existing statutes, regulatory guidance, legislation or judicial decisions that affect the financial services industry as a whole, the Corporation, or our subsidiaries individually or collectively;

•

results of examinations by the Federal Reserve Board of the Corporation or its subsidiaries, including the possibility that such regulator may, among other things, require us to increase our allowance for loan losses or to write down assets, or restrict our ability to: engage in new products or services; engage in future mergers or acquisitions; open new branches; pay future dividends; or otherwise take action, or refrain from taking action, in order to correct activities or practices that the Federal Reserve believes may violate applicable law or constitute an unsafe or unsound banking practice;

•	effectiveness of our capital management strategies and activities;

•	changes in accounting requirements or interpretations;

•	the accuracy of assumptions underlying the provisions for loan and lease losses and estimates in the value of collateral, and various financial assets and liabilities;

•	estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	changes in interest rates, spreads on interest-earning assets and interest-bearing liabilities, and interest rate sensitivity;

•	changes in relationships with employees, customers, and/or suppliers;

•	our success in continuing to generate new business in our existing markets, as well as identifying and penetrating targeted markets and generating a profit in those markets in a reasonable time;

•	changes in consumer and business spending, borrowing and savings habits, and demand for financial services in the relevant market areas;

•	rapid technological developments and changes;

•

competitive pressure and practices of other commercial banks, thrifts, mortgage companies, finance companies, credit unions, securities brokerage firms, insurance companies, money-market and mutual funds and other institutions operating in our market areas and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	our ability to contain costs and expenses;

•	protection and validity of intellectual property rights;

•	reliance on large customers;

•	the outcome of pending and future litigation and governmental proceedings;

•	any extraordinary events (such as natural disasters, acts of terrorism, wars or political conflicts);

•	ability to retain key employees and members of senior management;

•	the ability of key third-party providers to perform their obligations to us and our subsidiaries;

•	other material adverse changes in operations or earnings; and

•	our success in managing the risks involved in the foregoing.

All written or oral forward-looking statements attributed to the Corporation are expressly qualified in their entirety by other factors that could cause our results to differ materially from those described in the forward-looking statements, which can be found in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information” for a description of where you can find this information. Forward-looking statements speak only as of the date on which such statements are made. The Corporation assumes no obligation to update any forward-looking statement, whether the result of new information, future events, uncertainties or otherwise, as of any future date. In light of these risks, uncertainties and assumptions, you should not put undue reliance on any forward-looking statements discussed in this Report or incorporated documents.

BRYN MAWR BANK CORPORATION

The Bryn Mawr Trust Company (the “Bank”), which is the primary operating subsidiary of the Corporation, received its Pennsylvania banking charter in 1889 and is a member of the Federal Reserve System. In 1986, the Corporation was formed and on January 2, 1987, the Bank became a wholly-owned subsidiary of the Corporation. The Bank and Corporation are headquartered in Bryn Mawr, Pennsylvania, a western suburb of Philadelphia. The Corporation and its subsidiaries offer a full range of personal and business banking services, consumer and commercial loans, equipment leasing, mortgages, insurance and wealth management services, including investment management, trust and estate administration, retirement planning, custody services, and tax planning and preparation from 37 full-service branches, eight limited-hour retirement community offices, two limited-service branches, six wealth management offices and a full-service insurance agency located throughout Montgomery, Delaware, Chester, Philadelphia, Berks, and Dauphin counties in Pennsylvania, Mercer and Camden counties of New Jersey, and New Castle county in Delaware. The goal of the Corporation is to become the preeminent community bank and wealth management organization in the Philadelphia area.

As of March 31, 2018, we had consolidated total assets of $4.30 billion, deposits of $3.32 billion and shareholders’ equity of $533.1 million.

As a registered bank holding company, we are subject to inspection, examination and supervision by the Board of Governors of the Federal Reserve System (the “FRB”) under the Bank Holding Company Act of 1956. As a Pennsylvania-chartered depository institution that is a member of the Federal Reserve System, the Bank is subject to extensive supervision, examination and regulation by the Pennsylvania Department of Banking and Securities and the FRB.

The Corporation’s common stock trades on the NASDAQ Stock Market (“NASDAQ”) under the symbol BMTC. Our principal executive offices are located at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, our general telephone number is (610) 525-1700, and our website address is http://www.bmtc.com. The information on our website is not a part of this prospectus or any prospectus supplement.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, but not be limited to, making contributions to the capital of the Bank to support its lending, investing and other financial services activities, the repurchase of our common stock, the repayment of existing indebtedness, funding acquisitions if opportunities for such transactions become available, and capital expenditures.

Pending any such use, we may temporarily invest the net proceeds of any offering or we may hold the net proceeds in deposit accounts in the Bank. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratios of earnings to fixed charges for the last five fiscal years. You should read these ratios in conjunction with Exhibit 12.1 filed as an exhibit to the registration statement of which this prospectus is a part.

We have not issued preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges.

	Three Months Ended March 31,	Twelve Months Ended December 31,
(dollars in thousands)	2018	2017	2016	2015	2014	2013

Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	7.5	8.9	9.4	5.4	11.0	10.8
Including interest on deposits[1]	4.0	4.6	5.4	3.6	7.0	6.6

1 interest expense within rental expense is estimated at 1/3 of rental expense

These ratios pertain to the Corporation and our subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, earnings represent earnings before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense. Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits.

DESCRIPTION OF THE SECURITIES

We may offer from time to time under this prospectus, separately or together, common stock, debt securities, purchase contracts, warrants, rights, and units. The following summaries of these securities are not meant to be a complete description. The material terms for each security we offer will be described in the prospectus supplement relating to a specific offering and other offering material we may use in connection therewith. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. You should read these documents as well as the documents filed as exhibits to or incorporated by reference into this registration statement, including our amended and restated articles of incorporation and amended and restated bylaws. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF COMMON STOCK

Authorized Common Stock

As of May 7, 2018 our authorized common stock, $1.00 stated value per share, was 100,000,000 shares, of which 20,238,776 shares were issued and outstanding. Shares of our common stock, when issued against full payment of the purchase price, and shares of our common stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable.

General

The holders of our common stock are entitled to:

•	one vote for each share of common stock held;

•	elect our board of directors;

•	act on such matters as are required by law or our governing documents to be presented to them;

•

receive dividends if and when declared by our board of directors from the Corporation’s unreserved and unrestricted earned surplus or the Corporation’s unreserved and unrestricted net earnings for the current fiscal year, subject to any restrictions imposed by federal and Pennsylvania banking laws and rules; and

•

share ratably in our net assets legally available to our shareholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors, or provisions for such payment.

Holders of our common stock have no preemptive, subscription, redemption, conversion or cumulative voting rights. Our outstanding common stock is fully paid and nonassessable.

Our common stock is neither redeemable nor convertible into another security of the Corporation or the Bank. Because the Corporation is a holding company, the Corporation’s rights and the rights of the Corporation’s creditors and shareholders to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that the Corporation itself may be a creditor having recognized claims against the subsidiary.

Our common stock is listed on the NASDAQ Stock Market under the symbol “BMTC.” The transfer agent for our common stock is ComputerShare, Inc., 259 Royall Street, Canton, MA 02021.

The Corporation’s board of directors consists of ten (10) directors divided into four classes. The directors in the divided classes each serve staggered four-year terms unless selected to fill a vacancy (in which case, such director serves for a term expiring with the next annual meeting of shareholders), and until their successors are elected and take office.

Anti-Takeover Provisions and Other Shareholder Protections

Pennsylvania Law Considerations.

The Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”) contains certain provisions applicable to us that may have the effect of deterring or discouraging an attempt to take control of the Corporation. These provisions, among other things:

•

require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the PBCL);

•

prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the PBCL);

•

eliminate the preemptive right to subscribe to purchase, on a pro rata basis, additional shares of stock issued or sold by the corporation, unless provided for in the corporation’s articles of incorporation; and

•	allow a corporation’s board of directors to consider different factors and groups (including shareholders) in determining whether an action is in the best interests of the corporation.

The Corporation has opted out of the control share and disgorgement anti-takeover provisions of the PBCL (Subchapter 25G and Subchapter 25H of the PBCL) and related provisions with respect to the standard of care and presumption for directors in actions relating to an acquisition or potential acquisition of control.

Articles of Incorporation and Bylaws.

Our amended and restated articles of incorporation and amended and restated bylaws contain certain provisions which may have the effect of deterring or discouraging changes in control of the Corporation, including through, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest with respect to the election of directors or the removal of our board of directors. These provisions:

•	divide our board of directors into four classes serving staggered four-year terms;

•	eliminate cumulative voting in elections of directors;

•	allow the board of directors to amend the bylaws, subject to certain limitations and subsequent ratification by the shareholders; and

•	require advance notice for inclusion in our proxy materials of shareholder nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general provisions of the debt securities we may offer under this prospectus. One or more prospectus supplements relating to a specific offer of debt securities will provide additional information regarding the terms of the debt securities. You should read any prospectus supplement related to the specific debt securities being offered, as well as the provisions of the indenture and the form of debt security relating to such debt securities that provide the specific terms of such debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated as of December 13, 2017, between us and U.S. Bank National Association, as trustee, as supplemented by the first supplemental indenture dated as of December 13, 2017 (the “indenture”). The indenture is included as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities will include those stated in the indenture and any supplemental indentures that specify the terms of a particular series of debt securities. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue senior or subordinated debt securities, as specified in the prospectus supplement relating to that issuance of debt securities. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering. The Indenture does not limit the amount of debt securities that we may issue. The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

The Corporation is a bank holding company and almost all of our operating assets are owned by our subsidiaries, including the Bank. We are a legal entity separate and distinct from the Bank. We rely primarily on dividends from the Bank to meet our obligations. There are regulatory limitations on the payment of dividends directly or indirectly to us from the Bank. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of the Bank, and holders of debt securities should look only to the Corporation’s assets for payments of the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities which we may issue and provides that we may issue debt securities from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the indenture.

Unless otherwise provided in a prospectus supplement, senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. Subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under “—Subordination.” In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under “—Subordination.”

Because the Corporation is a holding company, our rights and the rights of our creditors, including holders of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Corporation is a creditor of the subsidiary. The right of our creditors, including holders of debt securities, to participate in the distribution of stock owned by the Corporation in some of our subsidiaries, including our banking subsidiaries, may also be subject to approval by bank regulatory authorities having jurisdiction over these subsidiaries.

Each prospectus supplement will describe the following terms of the offered debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

•

the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

•

the place or places where the principal of, any premium or interest on any debt securities will be payable, where any of debt securities may be surrendered for registration of transfer or exchange, and where and where notices and demands to or upon the Corporation in respect of debt securities may be served;

•

whether any of the debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•

whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder’s option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

•	if other than denominations of $1,000, the denominations in which any debt securities will be issuable;

•

whether the debt securities will be convertible into our common stock and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions, including if applicable, the conversion price, the conversion period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion will be mandatory or optional, adjustment of the conversion price, and provisions affecting conversion upon redemption;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on the debt securities will be paid;

•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•

whether the principal of, any premium or interest on the debt securities will be payable, at our or the holder’s election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on the debt securities;

•	the provisions, if any, relating to any security interest granted in the debt securities;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•

in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of ours in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

•

any deletions from, modifications of or additions to the events of default or covenants of the Corporation, and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to the debt securities due and payable;

•	whether the provisions described below under “—Discharge, Defeasance and Covenant Defeasance” will be applicable to the debt securities;

•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture.

Unless otherwise set forth in the applicable prospectus supplement, we will only issue the debt securities in fully registered form without coupons.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on the debt securities will initially be payable at the corporate trust office of the trustee.

Interest on debt securities may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

Unless otherwise set forth in the applicable prospectus supplement, the trustee will act as the paying agent. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We are not required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

The debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at our or the holder’s option, property or cash, common stock or other securities, whether or not issued by us, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Subordination

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event that senior debt securities are in default or have an event of default that is continuing, the Corporation may not pay principal, premium, interest or additional amounts on the subordinated debt securities and may not redeem or acquire any subordinated debt securities for cash or property.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Events of Default, Waiver

An “Event of Default” with respect to a series of debt securities is defined in the indentures as:

•	default for 30 days in the payment of interest on any debt securities of that series;

•	default in payment of principal or other amounts payable on any debt securities of that series when due;

•	default in the deposit of any sinking fund payment, when due by the terms of a series of debt securities;

•	failure by us for 90 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

•	certain events of bankruptcy or reorganization; and

•	any other event of default provided in the applicable supplemental indentures or form of security.

Except as limited below, if an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

With respect to subordinated debt securities, the trustee and the holders of the subordinated debt securities may not accelerate upon the occurrence of any payment or covenant event of default. If a bankruptcy or liquidation event of default occurs, then the principal of, and any accrued and unpaid interest on, the subordinated debt securities will become immediately due and payable, and all of the Corporation’s obligations to holders of senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the subordinated debt securities.

The indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the applicable indenture. The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities.

No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than a majority in principal amount of the debt securities of such series make written request upon the trustee to institute such action and the holders offer the trustee reasonable indemnity against expenses and liabilities.

The indentures require us to file annually with the trustee a written statement of no default, or specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture.

An indenture will cease to be of further effect with respect to debt securities of any series issued thereunder, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions and certain obligations of, and payments to, the trustee, if at any time:

•	we have paid the principal, interest or other amounts payable under the debt securities of such series;

•	we have delivered to the trustee for cancellation all debt securities of such series; or

•

the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts.

The trustee, on our demand accompanied by an officer’s certificate and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the indenture with respect to such series.

Defeasance of a Series of Debt Securities at Any Time.

We also may discharge all of our obligations, other than as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, under any series of debt securities at any time, which is referred to as “defeasance”.

The Corporation may be released with respect to any outstanding series of debt securities from the obligations to comply with certain restrictive covenants under the applicable indenture identified in the applicable prospectus supplement, and any omission to comply with such obligations will not constitute an event of default. Discharge under these procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•	no event of default with respect to such series of debt securities has occurred and is continuing or occurs during the period ending on the 91st day after such date; and

•	we deliver to the trustee an opinion of counsel to the effect that:
•

the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

•	we deliver to the trustee an officer’s certificate to the effect that:
•

the deposit was not made with the intent of preferring the holders of the debt securities over any other creditors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Corporation.

Modification of the Indenture; Waiver of Compliance

The indenture contains provisions permitting the Corporation and the trustee to modify the indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	reduce the principal amount of, or interest on, or any other amounts due under any debt security;

•	reduce the rate of or extend the time for payment of interest;

•	reduce the principal of or change the maturity or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	reduce the portion of the principal amount of an original issue discount security payable upon acceleration of the maturity thereof;

•	waive a default in the payment of the principal, premium, or interest;

•	change the currency or currency unit of payment of any debt security;

•	impair the right of a holder to institute suit for the payment of amounts due under the debt security;

•	reduce the required percentage of outstanding principal, the consent of the holders of which is required for any waiver or modification; or

•	waive a redemption payment with respect to any debt security.

The indenture also permits the Corporation and the trustee to amend the indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes that do not affect any outstanding series of debt security, and for certain other purposes.

Consolidations, Mergers and Sales of Assets

The Corporation may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

•

we are the continuing corporation or the successor corporation is a corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the indenture binding upon us, and

•	we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition.

There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Corporation or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Corporation, or a sale or conveyance or lease of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, that we would describe in the applicable prospectus supplement.

Governing Law

Unless otherwise specified in an applicable prospectus supplement, the indentures and debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general provisions of the purchase contracts we may issue under this prospectus. One or more prospectus supplements relating to a specific offer of purchase contracts will provide additional information regarding the terms of the purchase contracts. You should read any prospectus supplement related to the specific purchase contracts being offered, as well as the provisions of the purchase contracts that provide the specific terms of such purchase contracts.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities or common stock. The price of our debt securities or price per share of common stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we determine.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, or other securities, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

DESCRIPTION OF WARRANTS

The following description summarizes the general provisions of the warrants we may offer under this prospectus. One or more prospectus supplements relating to a specific offer of warrants will provide additional information regarding the terms of the warrants. You should read any prospectus supplement related to the specific warrants being offered, as well as the provisions of the warrants, including any warrant agreements or warrant certificates, that provide the specific terms of such warrants.

General

We may issue warrants for the purchase of common stock and/or debt securities. Warrants may be issued separately or together with common stock or debt securities offered by any prospectus supplement and may be attached to or separate from such common stock or debt securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent, if any. will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants and applicable warrant agreement, including the following, where applicable:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

•	the designation and terms of the debt securities or common stock, if any, purchasable upon exercise of the warrants;

•	the designation and terms of the debt securities or common stock, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

•	the date after which the warrants and any debt securities or common stock, if any, issued with the warrants will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;

•	the dates on which the right to exercise the warrants begins and expires;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•

whether the warrants represented by warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form; information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of certain United States federal income tax considerations;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any rights of holders of the common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise or to exercise any applicable right to vote. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase such shares of common stock or principal amount of debt securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock or debt securities, as the case may be, purchasable upon such exercise together with certain information set forth on the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock or debt securities, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

The following description summarizes the general provisions of the rights to purchase shares of our common stock or other securities we may issue under this prospectus. One or more prospectus supplements relating to a specific offer of rights will provide additional information regarding the terms of the rights. You should read any prospectus supplement related to the specific rights being offered, which may contain a rights agreement or other transaction documents related to an offering of rights to purchase our securities, and any other offering materials that we may provide.

Rights may be issued independently or together with any other offered securities and may or may not be transferred by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting agreement or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be used under a separate rights agent agreement to be entered into between us and a rights agent, that we will name in the applicable prospectus supplement

The applicable prospectus supplement will describe the terms of the rights and applicable rights agreement, including the following, where applicable:

●	the date of determining the shareholders entitled to the rights distribution,

●	the aggregated number of rights issued and the aggregate number of shares of our common stock or other securities purchasable upon exercise of the rights,

●	the exercise price,

●	the conditions to completion of the offering,

●	the date on which the right to exercise the rights will commence,

●	the date on which the right will expire,

●	any applicable United States Federal income tax considerations.,

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and,

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of our common stock or our other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement and any rights agreement or other transaction documents related to an offering of rights to purchase our securities. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

To the extent that any particular terms of the rights, rights agreements or rights certificates described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement.

DESCRIPTION OF UNITS

The following description summarizes the general provisions of the units that we may offer under this prospectus. One or more prospectus supplements relating to a specific offer of units will provide additional information regarding the terms of the units. You should read any prospectus supplement related to the specific units being offered, as well as the provisions of any units agreements that provide the specific terms of such units.

We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The applicable prospectus supplement may describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately or exchanged for or converted into any other securities;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to those prevailing market prices; or
•	at negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The applicable prospectus supplement will include the names of underwriters, dealers or agents retained and the type and amount of securities underwritten or purchased by them. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and will identify any securities exchanges on which the securities are to be listed. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the underwriters will acquire the securities for their own account. Any underwritten offering may be on a best efforts or a firm commitment basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Generally, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may also offer securities through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

The underwriters may create a short position in the securities by selling more securities than are set forth on the cover page of the applicable prospectus supplement. A prospectus supplement will be delivered to each purchaser of securities in these “short sales,” and we understand that each such purchaser will be entitled to the same remedies under the Securities Act as if the purchaser purchased securities in this offering in a transaction that is not a short sale. If a short position is created in connection with the offering, the underwriters may engage in syndicate covering transactions by purchasing securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option, if any.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers, and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers and agents to solicit offers by some specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters as defined in the Securities Act and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Unless the applicable prospectus supplement states otherwise, all securities, except for our common stock, will be new issues of securities with no established trading market. We may elect to list other securities we may issue on an exchange, but we are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We have employed Reed Smith LLP in connection with preparation of this prospectus. Neither Reed Smith LLP nor any other expert hired by us to give advice on preparation of this document has been hired on a contingency basis, nor do any of them have any present or future expectation of interest in us or our subsidiaries, nor is any of them connected with us or any of our subsidiaries as a promoter, managing or principal underwriter, director, officer, or employee.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Reed Smith LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Bryn Mawr Bank Corporation and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Common Stock

Debt Securities

Purchase Contracts

Warrants

Rights

Units

PROSPECTUS

DATED MAY 10, 2018